                                                          Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                 Alkermes, Inc.
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


        Pennsylvania                                             23-2472830
-------------------------------                              -------------------
(STATE OR OTHER JURISDICTION OF                              (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                               IDENTIFICATION NO.)


64 Sidney Street, Cambridge, Massachusetts                       02139-4234
------------------------------------------                   -------------------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                         (ZIP CODE)


                                 Alkermes, Inc.
                            Amended and Restated 1990
                      Omnibus Stock Option Plan, as Amended
                      -------------------------------------
                            (FULL TITLE OF THE PLAN)

                                 Richard F. Pops
                             Chief Executive Officer
                                 Alkermes, Inc.
                                64 Sidney Street
                       Cambridge, Massachusetts 02139-4234
                     ---------------------------------------
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (617) 494-0171
                      ---------------------------------------
                      (TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)

                                with a copy to:

                          Morris Cheston, Jr., Esquire
                             Martha J. Hays, Esquire
                     Ballard Spahr Andrews & Ingersoll, LLP
                               1735 Market Street
                      Philadelphia, Pennsylvania 19103-7599
                                 (215) 665-8500


                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                       Proposed     Proposed
Title of                               Maximum      Maximum
Securities           Amount            Offering     Aggregate      Amount of
to be                to be             Price Per    Offering       Registration
Registered           Registered(1)     Share(2)     Price(2)       Fee
--------------------------------------------------------------------------------
Common Stock,
par value $.01
per share            750,000           $26.00       $19,500,000    $5,421
--------------------------------------------------------------------------------



(1) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement shall be deemed to cover an indeterminate number of additional shares of Common Stock issuable in the event the number of outstanding shares of the Company is increased by split-up, reclassification, stock dividend and the like.
(2) Estimated solely for the purpose of calculating the registration fee. In accordance with Rule 457(h), the price shown is based upon the average of the high and low price of the Company's Common Stock on January 19, 1999, $26.00, as reported on the Nasdaq National Market for securities of the same class as those to be offered.

     Part I and Items 4-7 and 9 of Part II of Alkermes, Inc.'s Registration Statement on Form S-8 (File No. 33-44752) are incorporated by reference herein pursuant to Instruction E of Form S-8.

          PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

          The following documents filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") by Alkermes, Inc. (the "Company") (File No. 0-19267) or pursuant to the Securities Act of 1933, as amended (the "Securities Act") are incorporated herein by reference:

          (a)  Annual Report on Form 10-K for the fiscal year ended March 31,
               1998;

          (b) Quarterly Reports on Form 10-Q for the quarters ended June 30, 1998, and September 30, 1998;

          (c)  Current Report on Form 8-K dated April 15, 1998; and

          (d) Item 1 of Registration Statement of the Company on Form 8-A dated June 28, 1991, as amended by a Report on Form 8-A/A dated January 17, 1997.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the termination of the offering, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.  EXHIBITS.

     4.1 Specimen of Stock Certificate of Alkermes, Inc. (Incorporated by reference to Exhibit 4 to the Registrant's Registration Statement on Form S-1 as amended (File No. 33-40250)).

     4.2 Specimen of Preferred Stock Certificate of Alkermes, Inc. (Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-3 (File No. 333-50157)).

     4.3 Second Amended and Restated Articles of Incorporation of Alkermes, Inc. effective July 23, 1991. (Incorporated by reference to Exhibit 4.1(a) to the Registrant's Report on Form 10-Q for the quarter ended June 30, 1991).

     4.4 Amendment to Second Amended and Restated Articles of Incorporation, as filed with the Pennsylvania Secretary of State on November 1, 1991. (Incorporated by reference to Exhibit 4.1(c) to the Registrant's Report on Form 10-Q for the quarter ended September 30, 1991).

     4.5 Amendment to the Second Amended and Restated Articles of Incorporation, as amended, as filed with the Pennsylvania Secretary of State on February 12, 1993. (Incorporated by reference to Exhibit 4.1(d) to the Registrant's Report on Form 10-Q for the quarter ended December 31, 1992).

     4.6 Amendment to Second Amended and Restated Articles of Incorporation, as filed with the Pennsylvania Secretary of State on February 26, 1998 (Incorporated by reference to Exhibit 4.6 to the Registrant's Registration Statement on Form S-3 (File No. 333-50157)).

     4.7 Indenture, dated as of March 1, 1998, between the Registrant and State Street Bank and Trust Company, as trustee (Incorporated by reference to Exhibit 4.7 to the Registrant's Registration Statement on Form S-3 (File No. 333-50157)).

     5 Opinion of Ballard Spahr Andrews & Ingersoll, LLP as to the legality of the securities to be offered.

     23.1 Consent of Ballard Spahr Andrews & Ingersoll, LLP (included as part of
          Exhibit 5).

     23.2 Consent of Deloitte & Touche LLP.

     24   Power of Attorney (included in signature page).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on January 22, 1999


                                       ALKERMES, INC.


                                       By /s/ Richard F. Pops
                                          ------------------------------
                                          Richard F. Pops
                                          Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below in so signing also makes, constitutes and appoints Richard F. Pops and James M. Frates, and each of them, his true and lawful attorney-in-fact, with full power of substitution, for him in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.




     Signature                          Title                       Date
     ---------                          -----                       ----

/s/ Michael A. Wall                 Director and              January 22, 1999
----------------------------        Chairman of the
Michael A. Wall                     Board



/s/ Richard F. Pops                 Director and Chief        January 22, 1999
----------------------------        Executive Officer
Richard F. Pops                     (Principal
                                    Executive Officer)


/s/ Robert A. Breyer                Director, President       January 22, 1999
----------------------------        and Chief Operating
Robert A. Breyer                    Officer



/s/ James M. Frates                 Vice President, Chief      January 22, 1999
---------------------------         Financial Officer and
James M. Frates                     Treasurer (Principal
                                    Financial Officer
                                    and Principal
                                    Accounting Officer)


/s/ Floyd E. Bloom                  Director                   January 22, 1999
---------------------------
Floyd E. Bloom


/s/ John K. Clarke                  Director                   January 22, 1999
---------------------------
John K. Clarke


/s/ Alexander Rich                  Director                   January 22, 1999
---------------------------
Alexander Rich


/s/ Paul Schimmel                   Director                   January 22, 1999
---------------------------
Paul Schimmel

                                  EXHIBIT INDEX



Number                     Exhibit
------                     -------

 4.1 Specimen of Stock Certificate of Alkermes, Inc. (Incorporated by reference to Exhibit 4 to the Registrant's Registration Statement on Form S-1 as amended (File No. 33-40250)).

 4.2 Specimen of Preferred Stock Certificate of Alkermes, Inc. (Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-3 (File No. 333-50157)).

 4.3 Second Amended and Restated Articles of Incorporation of Alkermes, Inc. effective July 23, 1991. (Incorporated by reference to Exhibit 4.1(a) to the Registrant's Report on Form 10-Q for the quarter ended June 30, 1991).

 4.4 Amendment to Second Amended and Restated Articles of Incorporation, as filed with the Pennsylvania Secretary of State on November 1, 1991. (Incorporated by reference to Exhibit 4.1(c) to the Registrant's Report on Form 10-Q for the quarter ended September 30, 1991).

 4.5 Amendment to the Second Amended and Restated Articles of Incorporation, as amended, as filed with the Pennsylvania Secretary of State on February 12, 1993. (Incorporated by reference to Exhibit 4.1(d) to the Registrant's Report on Form 10-Q for the quarter ended December 31, 1992).

 4.6 Amendment to Second Amended and Restated Articles of Incorporation, as filed with the Pennsylvania Secretary of State on February 26, 1998 (Incorporated by reference to Exhibit 4.6 to the Registrant's Registration Statement on Form S-3 (File No. 333-50157)).

 4.7 Indenture, dated as of March 1, 1998, between the Registrant and State Street Bank and Trust Company, as trustee (Incorporated by reference to Exhibit 4.7 to the Registrant's Registration Statement on Form S-3 (File No. 333-50157)).

 5 Opinion of Ballard Spahr Andrews & Ingersoll, LLP as to the legality of the securities to be offered.

23.1      Consent of Ballard Spahr Andrews & Ingersoll, LLP (included as part of
          Exhibit 5).

23.2      Consent of Deloitte & Touche LLP.

24        Power of Attorney (included in signature page).